Exhibit 99.1

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Quarter Ended March 31, 2009

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Quarter Ended March 31, 2009

TABLE OF CONTENTS

Corporate
Company Background	1

Supplemental Financial Information
Operating and Financial Information	2
Consolidated Statements of Operations	3
Consolidated Balance Sheets	4
Unconsolidated Real Estate Entities Statements of Operations	5
Unconsolidated Real Estate Entities Balance Sheets	6
Pro-Rata Consolidated Statements of Operations (Non-GAAP)	7
Pro-Rata Consolidated Balance Sheets (Non-GAAP)	8
Earnings Before Depreciation, Amortization and Taxes (Non-GAAP)	9
After Tax Cash Flow (Non-GAAP)	10
Investment Advisory, Management, Leasing and Development Services	11
Portfolio Data	12
Debt Summary	16
Capital Structure	18
Other Information	19

This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the SEC.

Thomas Properties Group, Inc.

Supplemental Financial Information

COMPANY BACKGROUND

Thomas Properties Group, Inc. (TPGI) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of premier properties (both on a consolidated basis and through strategic joint ventures), property development and redevelopment, and investment and property management activities.

Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of March 31, 2009, we own interests in and asset manage 27 operating properties with 13.2 million rentable square feet and provide asset and/or property management services on behalf of third parties for an additional four operating properties with 2.2 million rentable square feet.

Our Investment Management Platform

Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment and shared risk exposure. These entities provide us with the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.

We have an agreement with UBS Wealth Management – North American Property Fund Limited to acquire stabilized office properties in the United States. UBS has committed $250 million (all of which is unfunded), subject to certain conditions, and we expect to generally contribute 15% of the equity required for each acquisition. The objective of this joint venture program is to acquire Class A office properties in markets with attractive investment and demographic characteristics.

Our Thomas High Performance Green Fund is intended to invest in commercial properties to be developed or redeveloped into high performance, energy-efficient, high productivity buildings. The fund currently has total capital commitments of $180 million, of which we have committed $50 million, and all of which is unfunded. The Green Fund is expected to invest nationally, focusing on markets with green sensibility and attractive office fundamentals. Green Fund investments will potentially merit ratings from the U. S. Green Building Council’s LEED Green Building Rating System.

TPG/CalSTRS is a value-add/core-plus joint venture with total capital commitments of $378.3 million of which $16.5 million is unfunded. This joint venture, in which we own a 25% interest, currently owns twelve office properties. The joint venture also holds a 25% interest in a joint venture which owns an additional ten office properties in Austin, Texas.

Our Development Activities

We have been engaged by NBC Universal to entitle and master plan approximately 124 acres on their Universal Studios Hollywood backlot for housing and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space.

Separately, our entitlement efforts targeting approximately 1.5 million square feet proceed at MetroStudio@Lankershim in Los Angeles. The first phase of this transit-oriented development is planned to become television production facility and office space in conjunction with the space needs of NBC Universal. The project is located at the Metro Rail’s Universal City Station, and is being designed as a sustainable development targeting silver certification from the USGBC’s LEED Green Building Rating System.

Significant Recent Events

On March 26, 2009, we reached an agreement with our partners in the Austin Portfolio partnership, including Lehman Brothers and California State Teachers’ Retirement System (CalSTRS), which restructured a portion of the financing on the partnership’s 3.5 million square foot, 10-property commercial office portfolio in Austin, Texas. Under this arrangement, we and our partners in the Austin Portfolio replaced the unfunded $100 million commitment under a $292.5 million credit facility with $60 million of new senior secured priority financing contributed by the partners. Approximately $14 million of this new financing was used to acquire at a discount and immediately retire third party term loan debt with an $80 million face value. We recognized $4.2 million as our share of gain from early extinguishment of this debt. The remaining commitment will provide an ongoing source of capital for leasing costs and capital improvements. This financing was approved by the Lehman Brothers Bankruptcy Court judge, and also resolved the motion filed in the Lehman bankruptcy proceedings by us in November 2008.

In March and April 2009, we repaid at a discount the unsecured loan from our former minority partner in our Campus El Segundo development project. We recognized a gain on extinguishment of debt of $0.5 million from this transaction.

On April 3, 2009, we announced that Korean Air has retained us to act as the developer for a mixed-use redevelopment plan for its Wilshire Grand Hotel and office site in downtown Los Angeles. We have been engaged as fee developer to plan and entitle a nearly two million square foot signature development on a 2.7 acre full city block in the heart of the city’s urban core. The project proposes to develop a sixty story, 1.1 million square foot class A office tower, together with a forty story, four-plus star hotel with up to 700 rooms. The hotel may also include luxury residential condominiums. Together with new restaurants and retail amenities, the hotel and office towers would open onto a new public plaza to be created at the corner of Wilshire Boulevard and Figueroa Street. The site enjoys an excellent location immediately across the street from an existing metro transit station, several blocks north of the Staples Arena and the Los Angeles Convention Center.

Thomas Properties Group, Inc.

Supplemental Financial Information

OPERATING AND FINANCIAL INFORMATION

Financial Measures

This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. We believe this information provides useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.

Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheet

Included are pro-rata consolidated statements of operations, as well as a pro-rata consolidated balance sheet, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has and will continue to be conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method in this supplemental financial information.

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) and After Tax Cash Flow (ATCF)

EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance results for our company that assist management in evaluating trends for comparative and planning purposes. However our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.

See page 9 for a discussion of EBDT and a reconciliation of EBDT to net income and page 10 for a discussion of ATCF and a reconciliation of ATCF to net income.

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three months ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenues:
Rental	$7,407	$7,833
Tenant reimbursements	5,951	6,855
Parking and other	775	960
Investments advisory, management, leasing and development services	1,624	1,708
Investment advisory, management, leasing, and development services-unconsolidated real estate entities	3,901	4,319
Reimbursement of property personnel costs	1,613	1,956

Total revenues	21,271	23,631

Expenses:
Property operating and maintenance	6,132	6,008
Real estate taxes	1,774	1,600
Investment advisory, management, leasing, and development services	2,909	3,227
Reimbursable property personnel costs	1,613	1,956
Cost of condominium sales	26	—
Rent-unconsolidated real estate entities	73	65
Interest	6,801	4,077
Depreciation and amortization	3,193	2,771
General and administrative	4,363	4,097

Total expenses	26,884	23,801

Gain on sale of real estate	—	2,519
Gain from early extinguishment of debt	509	—
Interest income	140	1,063
Equity in net income (loss) of unconsolidated real estate entities	3,088	(2,565)

(Loss) income before benefit (provision) for income taxes and noncontrolling interests	(1,876)	847
Benefit (provision) for income taxes	215	(322)

Net (loss) income	(1,661)	525
Net (loss) income attributable to noncontrolling interests of:
Unitholders in the Operating Partnership	218	(347)
Partners in consolidated real estate entities	1,269	41

	1,487	(306)

Net (loss) income attributable to TPGI	$(174)	$219

(Loss) income per share-basic and diluted	$(0.01)	$0.01
Weighted average common shares-basic and diluted	24,542,990	23,658,963

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)	(unaudited)
ASSETS
Investments in real estate:
Operating properties, net	$277,712	$274,784
Land improvements – development properties	97,760	101,495
Construction in progress	—	1,274
Condominium units held for sale	101,275	101,112

	476,747	478,665

Investment in real estate development property held for sale	609	—
Investments in unconsolidated real estate entities	31,860	29,098
Cash and cash equivalents, unrestricted	61,020	69,023
Restricted cash	11,503	16,665
Rents and other receivables, net	4,078	4,452
Above market rents, net	1,012	1,070
Receivables from condominium sales contracts, net	9,545	10,485
Receivables from unconsolidated real estate entities	2,610	4,701
Deferred rents	10,350	10,604
Deferred leasing and loan costs, net	14,578	15,018
Deferred tax asset	15,942	15,534
Other assets, net	9,188	5,120

Total assets	$649,042	$660,435

	March 31, 2009	December 31, 2008
	(unaudited)	(unaudited)
LIABILITIES AND EQUITY
Liabilities:
Mortgage, other secured, and unsecured loans	$392,484	$387,945
Accounts payable and other liabilities	15,107	27,750
Unrecognized tax benefits	17,254	17,078
Below market rents, net	871	920
Deferred revenue	819	819
Dividends and distributions payable	500	2,377
Prepaid rent	2,454	2,819

Total liabilities	429,489	439,708

Equity:
Stockholder’s equity:
Common stock	243	238
Limited voting stock	138	145
Additional paid-in capital	167,678	158,341
Retained deficit and dividends including $176 and $186 of other comprehensive loss as of March 31, 2009 and December 31, 2008, respectively	(27,457)	(26,980)

Total stockholders’ equity	140,602	131,744

Noncontrolling interests:
Unitholders in the Operating Partnership	76,447	85,210
Partners in consolidated real estate entities	2,504	3,773

Total noncontrolling interests	78,951	88,983

Total equity	219,553	220,727

Total liabilities and equity	$649,042	$660,435

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

The following are the combined statements of operations of our unconsolidated real estate entities for the three months ended March 31, 2009 and 2008.

	Three months ended March 31,
	2009	2008
Revenues:
Rental	$52,352	$50,327
Tenant reimbursements	22,264	21,481
Parking and other	6,945	7,852

Total revenues	81,561	79,660

Expenses:
Property operating and maintenance	29,168	29,729
Real estate taxes	11,101	10,123
Interest	27,526	32,580
Depreciation and amortization	31,030	31,653

Total expenses	98,825	104,085

Loss from continuing operations	(17,264)	(24,425)
Gain on extinguishment of debt	67,017	—
Loss from discontinued operations	—	(8)

Net income (loss)	$49,753	$(24,433)

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS

(in thousands)

(unaudited)

The following are the combined balance sheets of our unconsolidated real estate entities as of March 31, 2009 and December 31, 2008.

	March 31, 2009	December 31, 2008
ASSETS
Investments in real estate, net	$2,321,471	$2,335,067
Land held for sale	3,843	3,835
Cash and cash equivalents, unrestricted	19,345	26,884
Restricted cash	79,345	64,395
Rents and other receivables, net	4,726	5,386
Above market rents, net	2,753	2,988
Deferred rents	69,827	67,378
Deferred leasing and loan costs, net	164,483	168,980
Other assets	8,603	7,163
Assets associated with discontinued operations	86	86

Total assets	$2,674,482	$2,682,162

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$2,208,493	$2,237,717
Accounts and interest payable and other liabilities	81,839	105,998
Below market rents, net	75,357	80,467
Obligations associated with discontinued operations	121	121

Total liabilities	2,365,810	2,424,303

Redeemable noncontrolling interests	18,647	18,771
Owners’ equity	290,025	239,088

Total liabilities and equity	$2,674,482	$2,682,162

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the three months ended March 31, 2009 and 2008, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended March 31, 2009			For the three months ended March 31, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,407	$9,953	$17,360	$7,833	$9,680	$17,513
Tenant reimbursements	5,951	3,736	9,687	6,855	3,525	10,380
Parking and other	775	1,277	2,052	960	1,524	2,484
Investment advisory, management, leasing and development services	1,624	—	1,624	1,708	—	1,708
Investment advisory, management, leasing, and development services unconsolidated real estate entities	3,901	50	3,951	4,319	47	4,366
Reimbursement of property personnel costs	1,613	—	1,613	1,956	—	1,956
Condominium sales	—	—	—	—	—	—

Total revenues	21,271	15,016	36,287	23,631	14,776	38,407

Expenses:
Property operating and maintenance	6,132	5,120	11,252	6,008	5,184	11,192
Real estate taxes	1,774	1,833	3,607	1,600	1,676	3,276
Investment advisory, management, leasing, and development services	2,909	—	2,909	3,227	—	3,227
Reimbursable property personnel costs	1,613	—	1,613	1,956	—	1,956
Cost of condominium sales	26	—	26	—	—	—
Rent-unconsolidated real estate entities	73	—	73	65	—	65
Interest	6,801	4,119	10,920	4,077	5,361	9,438
Depreciation and amortization	3,193	5,072	8,265	2,771	5,118	7,889
General and administrative	4,363	—	4,363	4,097	—	4,097

Total expenses	26,884	16,144	43,028	23,801	17,339	41,140

Gain on sale of real estate	—	—	—	2,519	—	2,519
Gain from early extinguishment of debt	509	4,189	4,698	—	—	—
Interest income	140	27	167	1,063	—	1,063
Equity in net income (loss) of unconsolidated real estate entities	3,088	(3,088)	—	(2,565)	2,565	—

Income (loss) before noncontrolling interests and (provision) benefit for income taxes	(1,876)	—	(1,876)	847	2	849
Benefit (provision) for income taxes	215	—	215	(322)	—	(322)

Net (loss) income	(1,661)	—	(1,661)	525	—	527
Net (loss) income attributable to noncontrolling interests of:
Unitholders in the Operating Partnership	218	—	218	(347)	—	(347)
Partners in consolidated real estate entities	1,269	—	1,269	41	—	41

	1,487	—	1,487	(306)	—	(306)

(Loss) income before loss from discontinued operations	(174)	—	(174)	219	2	221
Loss from discontinued operations	—	—	—	—	(2)	(2)

Net (loss) income attributable to TPGI	$(174)	—	$(174)	$219	—	$219

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated balance sheets of TPGI as of March 31, 2009 and December 31, 2008, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	March 31, 2009			December 31, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$476,747	$366,335	$843,082	$478,665	$369,177	$847,842
Investments in unconsolidated real estate entities	31,860	(31,860)	—	29,098	(29,098)	—
Land held for sale	609	961	1,570	—	959	959
Cash and cash equivalents, unrestricted	61,020	3,412	64,432	69,023	4,021	73,044
Restricted cash	11,503	17,921	29,424	16,665	13,095	29,760
Receivables from condominium sales contracts, net	9,545	—	9,545	10,485	—	10,485
Rents and other receivables, net	6,688	2,165	8,853	9,153	1,252	10,405
Above market rents, net	1,012	597	1,609	1,070	643	1,713
Deferred rents	10,350	15,046	25,396	10,604	14,682	25,286
Deferred leasing and loan costs, net	14,578	26,095	40,673	15,018	26,826	41,844
Deferred tax asset	15,942	—	15,942	15,534	—	15,534
Assets associated with discontinued operations	—	22	22	—	22	22
Other assets	9,188	15	9,203	5,120	1,359	6,479

Total assets	$649,042	$400,709	$1,049,751	$660,435	$402,938	$1,063,373

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$392,484	$375,556	$768,040	$387,945	$372,999	$760,944
Accounts payable and other liabilities	15,107	11,642	26,749	27,750	16,170	43,920
Unrecognized tax benefits	17,254	—	17,254	17,078	—	17,078
Below market rents, net	871	6,780	7,651	920	7,209	8,129
Deferred revenue	819	—	819	819	—	819
Dividends and distributions payable	500	—	500	2,377	—	2,377
Due to affiliate	—	—	—	—	—	—
Prepaid rent	2,454	2,039	4,493	2,819	1,837	4,656
Obligations associated with discontinued operations	—	30	30	—	30	30

Total liabilities	429,489	396,047	825,536	439,708	398,245	837,953

Redeemable noncontrolling interest	—	4,662	4,662	—	4,693	4,693
Noncontrolling interests - equity	78,951	—	78,951	88,983	—	88,983
Total stockholders’ equity	140,602	—	140,602	131,744	—	131,744

Total liabilities and stockholders’ equity	$649,042	$400,709	$1,049,751	$660,435	$402,938	$1,063,373

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net Income to EBDT:

	For the three months ended March 31, 2009			For the three months ended March 31, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net (loss) income	$(174)	$—	$(174)	$219	$—	$219
Income tax (benefit) provision	(215)	—	(215)	322	—	322
Noncontrolling interests – unitholders in the Operating Partnership	(218)	—	(218)	306	—	306
Depreciation and amortization	3,193	5,072	8,265	2,771	5,118	7,889
Amortization of loan costs	85	314	399	81	296	377

EBDT	2,671	5,386	8,057	3,699	5,414	9,113

TPGI share of EBDT (1)	$1,710	$3,448	$5,158	$2,253	$3,298	$5,551

EBDT per share – basic			$0.21			$0.23

EBDT per share – diluted			$0.21			$0.23

Weighted average common shares outstanding – basic			24,542,990			23,658,963

Weighted average common shares outstanding – diluted			24,542,990			23,658,963

(1)	Based on an interest in our operating partnership of 64.01% and 60.91% for the three months ended March 31, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair-market value of rents. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net Income to ATCF:

	For the three months ended March 31, 2009			For the three months ended March 31, 2008
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net (loss) income	$(174)	$—	$(174)	$219	$—	$219
Income tax (benefit) provision	(215)	—	(215)	322	—	322
Noncontrolling interests – unitholders in the Operating Partnership	(218)	—	(218)	306	—	306
Depreciation and amortization	3,193	5,072	8,265	2,771	5,118	7,889
Amortization of loan costs	85	314	399	81	296	377
Non-cash compensation expense	938	—	938	747	—	747
Straight-line rent adjustments	254	(457)	(203)	1,765	(862)	903
Fair market value of rent adjustments	8	(367)	(359)	(10)	(269)	(279)

ATCF before income taxes	$3,871	$4,562	$8,433	$6,201	$4,283	$10,484

TPGI share of ATCF before income taxes (1)	$2,478	$2,920	$5,398	$3,777	$2,609	$6,386
TPGI income tax expense-current	(17)	—	(17)	—	—	—

TPGI share of ATCF	$2,461	$2,920	$5,381	$3,777	$2,609	$6,386

ATCF per share – basic			$0.22			$0.27

ATCF per share – diluted			$0.22			$0.27

Weighted average common shares outstanding – basic			24,542,990			23,658,963

Weighted average common shares outstanding – diluted			24,542,990			23,658,963

(1)	Based on an interest in our operating partnership of 64.01% and 60.91% for the three months ended March 31, 2009 and 2008, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES

(in thousands)

(unaudited)

	Three months ended March 31,
	2009	2008
Property management, leasing, and development service fees	$5,258	$7,808
Investment advisory fees:
Asset management fees	1,840	1,710
Acquisition and disposition fees	—	—

Total fees	7,098	9,518
Investment advisory, management, leasing and development services expenses	(2,909)	(3,227)

Net investment advisory, management, leasing and development services income	$4,189	$6,291

Reconciliation to GAAP Presentation:
Total fees	$7,098	$9,518
Elimination of intercompany fee revenues	(1,573)	(3,491)

Investment advisory, management, leasing and development services revenues	$5,525	$6,027

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF MARCH 31, 2009

Our Ownership Properties

					TPGI Share (1)
	Location	Rentable Square Feet (2)	Percent Leased (3)	TPGI Percentage Interest	Rentable Square Feet	Estimated Stabilized Net Operating Income (4)	Estimated Stabilized Net Operating Income Cash Basis (5)	Expected Capital Expenditures to Complete Stabilization (6)		Loan Balance at March 31, 2009		Remaining Loan Capacity
Stabilized Properties
City West Place	Houston, TX	1,473,020	99.4%	25.0%	368,255	$5,727,000	$5,115,000			$53,350,000		$—
San Felipe Plaza	Houston, TX	980,472	93.4	25.0	245,118	3,576,000	3,271,000			29,425,000		—
2500 City West	Houston, TX	578,284	96.5	25.0	144,571	1,926,000	1,806,000			20,533,000		842,000
Research Park Plaza I and II	Austin, TX	271,882	99.6	6.3	16,993	311,000	293,000			3,219,000		—
Stonebridge Plaza II	Austin, TX	193,131	98.4	6.3	12,071	193,000	187,000			2,344,000		—
One Commerce Square	Philadelphia, PA	942,866	91.9	100.0	942,866	14,637,000	12,619,000			130,000,000		—
2121 Market Street (7)	Philadelphia, PA	22,136	100.0	50.0	11,068	1,205,000	1,205,000			9,372,000		—
Oak Hill Plaza	King of Prussia, PA	164,360	97.3	25.0	41,090	731,000	697,000			11,113,000	(8)	—
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	347,000	347,000			2,299,000		—

Total / Average		4,690,404	96.2		1,798,095	28,653,000	25,540,000			261,655,000		842,000

Properties Projected to Stabilize in 2010
Frost Bank Tower	Austin, TX	535,078	89.0	6.3	33,442	856,000	819,000	$362,000		9,375,000
300 West 6th Street	Austin, TX	454,225	89.0	6.3	28,389	700,000	680,000	276,000		7,938,000
Four Points Centre (Retail)	Austin, TX	4,800	0.0	100.0	4,800	124,000	124,000	237,000		—
Walnut Hill Plaza	King of Prussia, PA	150,573	47.7	25.0	37,643	513,000	511,000	860,000		—	(8)

Total / Average		1,144,676	83.2		104,274	2,193,000	2,134,000	1,735,000		17,313,000

Properties Projected to Stabilize in 2011
City National Plaza	Los Angeles, CA	2,496,084	82.3	21.3	532,663	13,148,000	12,186,000	7,576,000		122,915,000		857,000
Brookhollow Central I, II, and III	Houston, TX	805,967	64.0	25.0	201,492	2,672,000	2,484,000	9,283,000		14,284,000		—
One Congress Plaza	Austin, TX	518,385	89.4	6.3	32,399	664,000	661,000	582,000		8,001,000		—
One American Center	Austin, TX	503,951	85.5	6.3	31,497	649,000	642,000	609,000		7,500,000		—
San Jacinto Center	Austin, TX	410,248	94.9	6.3	25,641	576,000	553,000	611,000		6,313,000		—
Westech 360 I-IV	Austin, TX	178,777	56.7	6.3	11,174	186,000	185,000	350,000		7,036,000	(9)	—
Park 22 I-III	Austin, TX	203,716	87.8	6.3	12,732	202,000	202,000	281,000		—	(9)	—
Great Hills Plaza	Austin, TX	135,333	72.0	6.3	8,458	129,000	128,000	159,000		—	(9)	—
Four Points Centre (Office)	Austin, TX	192,000	0.0	100.0	192,000	3,695,000	3,695,000	9,782,000		29,401,000		13,268,000
Two Commerce Square	Philadelphia, PA	953,276	86.1	100.0	953,276	16,167,000	15,854,000	21,623,000	(10)	144,533,000		—	(10)
Four Falls Corporate Center	Conshohocken, PA	253,985	80.7	25.0	63,496	1,271,000	1,253,000	1,416,000		13,017,000		—
Centerpointe I and II	Fairfax, VA	421,651	53.0	25.0	105,413	2,362,000	2,260,000	5,076,000		30,946,000		—
Fair Oaks Plaza	Fairfax, VA	179,688	84.1	25.0	44,922	898,000	856,000	922,000		11,075,000		—

Total / Average		7,253,061	77.6		2,215,163	42,619,000	40,959,000	58,270,000		395,021,000		14,125,000

Properties Projected to Stabilize in 2012
Reflections I	Reston, VA	123,546	100.0	25.0	30,887	706,000	706,000	1,955,000		5,518,000

Total / Average		123,546	100.0		30,887	706,000	706,000	1,955,000		5,518,000

Total / Average All Properties		13,211,687	84.9%		4,148,419	$74,171,000	$69,339,000	$61,960,000		$679,507,000		$14,967,000

Footnotes on following page.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF MARCH 31, 2009 - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table is calculated by multiplying the applicable data for our property by the TPGI percentage interest of each such property.

(2)	For purposes of the tables on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street.

(3)	Occupancy at stabilization is expected to be approximately 93%. Certain properties that have occupancy greater than 93% are considered unstabilized due to upcoming significant tenant vacancies not yet reflected.

(4)	For properties currently stabilized, the estimated stabilized net operating income (NOI) represents the sum of i) the annual straight-line rent under existing leases which were in place as of March 31, 2009, calculated as if the leases began as of March 31, 2009, and ii) estimated parking and other income, less estimated operating expenses less non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI represents the sum of i) the annual straight-line rent under existing leases which will be in place in the year the properties are stabilized, calculated as if the leases began in the year of stabilization, ii) the annual expected market rent for the remaining space (up to the stabilized occupancy percentage), and iii) estimated parking and other income, less estimated operating expenses less non-recurring items.

(5)	For properties currently stabilized, the estimated stabilized NOI – cash basis represents the sum of i) the annual cash rent under existing leases which were in place as of March 31, 2009, and ii) estimated parking and other income, less estimated operating expenses less non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI cash basis represents the sum of i) the annual cash rent under existing leases which will be in place in the year the properties are stabilized, ii) the annual expected market rent for the remaining space (up to the stabilized occupancy percentage), and iii) estimated parking and other income, less estimated operating expenses less non-recurring items.

(6)	For properties under renovation, represents the capital expenditures, including tenant improvements and leasing commissions, expected to be spent to complete the stabilization of the property.

(7)	The square footage and occupancy information presented for 2121 Market Street represents the information for two retail/office tenants only; the NOI includes 168 residential units comprising 132,823 square feet.

(8)	Oak Hill Plaza and Walnut Hill Plaza are co-borrowers under a loan agreement. The loan balance of this property is included with the Oak Hill Plaza loan balance.

(9)	Three of our Austin, Texas properties carry first mortgage liens and our seven remaining Austin properties provide secondary equity pledges to secure the Austin Portfolio bank term loan in the pro rata amount of $7,036,000.

(10)	The Company intends to procure financing for the expected capital expenditures to complete stabilization of Two Commerce Square through a refinancing of the Two Commerce Square senior and mezzanine debt.

Lease Expirations

The table below reflects the square footage expiring in TPGI’s 100% owned properties and TPGI’s share of the square footage expiring in TPGI’s joint venture properties. For properties where existing leases have been renewed or replaced, the later expiration date is used.

TPGI Percentage Interest in Consolidated and Unconsolidated Properties Lease Expirations
Year	Expiring Rentable Square Feet	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Vacant	720,070	$—	$—
2009	194,119	19.62	15.69
2010	255,914	18.45	17.42
2011	169,250	14.94	16.06
2012	282,352	14.40	17.11
2013	441,796	15.58	19.11
Thereafter	2,084,918	13.31	20.66

Total	4,148,419

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF MARCH 31, 2009 - CONTINUED

Our Development Properties

Pre-Development:
					Actual / Projected Entitlements			TPGI Share
	Location	TPGI Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date		Loan Balance
Campus El Segundo (1)	El Segundo, CA	100.0%	26.1	Office/Retail/R&D/Hotel	1,800,000		Entitled	$60,155		$17,000
Universal Village (2)	Los Angeles, CA	NA	124.0	Residential/Retail	180,000	2,937	Pending	—
MetroStudio@Lankershim (3)	Los Angeles, CA	NA	14.4	Office/Production Facility	1,500,000		Pending	14,514
Wilshire Grand (4)	Los Angeles, CA	NA	2.7	Office/ Retail/ Residential/ Hotel	2,000,000	50	Pending	—
Four Points Centre	Austin, TX	100.0	252.5	Office/ Retail/R&D/Hotel	1,680,000		Entitled	18,060	(5)
2100 JFK Boulevard	Philadelphia, PA	100.0	0.7	Office/ Retail/R&D/Hotel	366,000		Entitled	5,031
2500 City West land	Houston, TX	25.0	3.3	Office/Retail/Residential/ Hotel	500,000		Entitled	901
CityWestPlace land	Houston, TX	25.0	25.0	Office/ Retail/ Residential	1,500,000		Entitled	5,345

					9,526,000	2,987		$104,006		$17,000

Condominium Units Held for Sale:
	Location	TPGI Percentage Interest	Description	Average Sales Price Per Square Foot To Date	Units Sold To Date	Book Carrying Value	Loan Balance	Remaining Loan Capacity
Murano (6)	Philadelphia, PA	73.0%(7)	43-story for-sale condominium project containing 302 units (average unit SF = 1,158); 177 remaining for sale (average unit SF = 1,185). Certificates of occupancy received for 100% of units	$496	125	$101,275	$69,600	$3,863

(1)	We completed infrastructure improvements to the Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants.

(2)	We have been engaged by NBC Universal to entitle, master plan and have a right of first offer (ROFO) to develop approximately 124 acres on their Universal Studios Hollywood backlot for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process, and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.

(3)	We are currently entitling this property, targeting approximately 1.5 million square feet. The first phase of this transit-oriented development is planned to become a television production facility and office space, in conjunction with the space needs of NBC Universal. We expect to enter into a long-term ground lease with the Los Angeles Metropolitan Transportation Authority (which owns the land) upon completion of entitlements.

(4)	We have been engaged by Korean Air to entitle and master plan a 2.7 acre site in the Los Angeles CBD for 2,000,000 square feet of development that consists of office, hotel, residential and retail uses.

(5)	Costs do not include approximately 1.9 acres of land with carrying value of $0.6 million related to a ground lease we have with a retail tenant. We have classified this land as held for sale.

(6)	We have substantially completed construction and received certificates of occupancy for 100% of the condominium units at Murano. As of March 31, 2009, we had closed the sale of 112 units and 108 parking spaces and had an additional 13 units and 11 parking spaces under contract of sale.

(7)	We have a $20.5 million preferred equity interest in Murano. Excluding the preferred equity interest, we hold a 73% interest in the property.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA AS OF MARCH 31, 2009 - CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built Renovated	Rentable Square Feet	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	97.6%
Pacific Financial Plaza	Newport Beach, CA	1982/1993	279,474	96.8
1835 Market Street	Philadelphia, PA	1987	686,503	86.9
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0

Total/Weighted Average			2,159,092	95.2%

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY

(in thousands)

Mortgages and Other Loans	Interest Rate at March 31, 2009	Principal Amount		TPGI Share of Principal Amount	Maturity Date		Maturity Date at End of Extension Options
Former minority partner loan – Campus El Segundo	N/A	$1,950		$1,950	4/3/2009	(4)	4/3/2009

Subtotal 2009 maturities		1,950		1,950

Two Commerce Square – senior mezzanine loan	19.3%	31,567		31,567	1/9/2010		1/9/2010
Two Commerce Square – junior mezzanine loan	15.0	4,506		4,506	1/9/2010		1/9/2010
Four Falls Corporate Center	5.3	52,067	(9)	13,017	3/6/2010		3/6/2010
Oak Hill Plaza/ Walnut Hill Plaza	5.3	44,452	(10)	11,113	3/6/2010		3/6/2010
City National Plaza	2.4	575,981		122,915	7/9/2009	(5)	7/9/2010
Murano construction loan	7.0	69,600	(11)	69,600	7/31/2009	(3)	7/31/2010
Brookhollow Central I, II, and III	3.3	57,065		14,267	8/9/2009	(7)	8/9/2010
San Felipe Plaza	5.0	117,700		29,425	8/11/2010		8/11/2010
2500 City West	5.0	82,132		20,533	8/11/2010		8/11/2010
Campus El Segundo mortgage loan	2.8	17,000		17,000	10/10/2009	(1)	10/10/2010

Subtotal 2010 maturities		1,052,070		333,943

City West Place – mortgage loan (Buildings III & IV)	1.6	92,400		23,100	7/1/2009	(6)	7/1/2011

Subtotal 2011 maturities		92,400		23,100

Centerpointe I and II	2.1	123,780		30,946	2/9/2010	(8)	2/9/2012
Austin Portfolio senior secured priority financing	10.0	20,033	(14)	—	6/1/2012		6/1/2012
Research Park Plaza I and II	1.8	51,500		3,219	6/9/2009	(13)	6/9/2012
Stonebridge Plaza II	1.7	37,500		2,344	6/9/2009	(13)	6/9/2012
Four Points Centre construction loan	2.0	29,401		29,401	6/11/2010	(2)	6/11/2012

Subtotal 2012 maturities		262,214		65,910

Two Commerce Square – mortgage loan	6.3	108,460		108,460	5/9/2013		5/9/2013

Subtotal 2013 maturities		108,460		108,460

Austin Portfolio bank term loan	4.4	112,570	(15)	7,036	6/1/2013		6/1/2014
Reflections I	5.2	22,072		5,518	4/1/2015		4/1/2015
Reflections II	5.2	9,196		2,299	4/1/2015		4/1/2015
One Commerce Square – mortgage loan	5.7	130,000		130,000	1/6/2016		1/6/2016
CityWestPlace – mortgage loan (Buildings I & II)	6.2	121,000		30,250	7/6/2016		7/6/2016
Fair Oaks Plaza	5.5	44,300		11,075	2/9/2017		2/9/2017
Frost Bank Tower	6.1	150,000		9,375	6/11/2017		6/11/2017
One Congress Plaza	6.1	128,000		8,001	6/11/2017		6/11/2017
300 West 6th Street	6.0	127,000		7,938	6/11/2017		6/11/2017
One American Center	6.0	120,000		7,500	6/11/2017		6/11/2017
San Jacinto Center	6.1	101,000		6,313	6/11/2017		6/11/2017
2121 Market Street	6.1	18,744	(12)	9,372	8/1/2033		8/1/2033

Subtotal 2014 and thereafter maturities		1,083,882		234,677

		$2,600,976		$768,040

Weighted average interest rate at March 31, 2009	4.7%

Footnotes on following page

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY – CONTINUED

(in thousands)

Footnotes to Debt Summary on previous page

(1)	The loan has a one-year extension option at our election, subject to an extension fee of 0.25% of the total commitment amount of the loan and at the lender’s option, a written appraisal may be required. We expect to exercise our option to extend this loan. In the event the loan to value ratio exceeds 65%, we must pay down the outstanding principal to meet the 65% loan to value ratio. In addition, the lender may require a $2.5 million additional principal paydown.

(2)	We may borrow an additional $13.3 million under this construction loan. The loan has two one-year extension options at our election subject to certain conditions. The first extension option and the second extension option are subject to achievement of 75% and 90% occupancy levels, respectively, an extension fee of 0.125% of the loan commitments, and at the lender’s option, a written appraisal and a loan to value ratio not to exceed 75%. The second extension is also subject to a minimum debt to yield ratio of 8.65%.

(3)	The loan has two six-month extension options. The first and second extension options are each conditioned on the closing of 100 residential units, which has occurred. The extension options are subject to exit fees equal to 0.5% of the outstanding principal balance and unfunded commitments and may be reduced to 0.25% if certain conditions are met. The principal paydowns are also subject to an exit fee.

(4)	The interest rate prior to payoff was 5%. An early payoff was negotiated and an amount of $4.1 million, including interest, was agreed upon. The first installment payment was made in the first quarter of 2009 and the second and final installment of $2.05 million, including interest, was paid on April 3, 2009. The Company recognized a $0.5 million gain on early extinguishment of debt in the first quarter of 2009.

(5)	The loan has a one-year extension option remaining at our election subject to a 75% loan to value ratio for all senior debt combined and 80% loan to value ratio for senior debt and junior mezzanine debt combined. We have notified the lender of our intent to exercise the remaining one year extension.

(6)	The loan has two one-year extension options at our election. We have notified the lender of our intent to exercise the first of the two remaining one year extensions.

(7)	The loan has a one-year extension option at our election. We have notified the lender of our intent to exercise the remaining one year extension.

(8)	The loan has two one-year extension options at our election, subject to a debt service coverage ratio of 1:1.

(9)	$9.9 million of this loan is secured by both a subordinate lien on the property and a payment guaranty issued by the partnership, which owns Oak Hill Plaza/Walnut Hill Plaza.

(10)	$9.2 million of this loan is secured by both a subordinate lien on the property and a payment guaranty issued by the partnership, which owns Four Falls Corporate Center.

(11)	We may borrow an additional $3.9 million under this construction loan. The loan has two six-month extension options at our election. The first and second extension options are each conditional on the closing of 100 residential units, which has occurred. The extension options are subject to exit fees equal to 0.5% of the outstanding principal balance and unfunded commitments and may be reduced to 0.25% if certain conditions are met. We expect to exercise these options. The principal paydowns are also subject to an exit fee. The Company has a completion guaranty for the Murano construction loan, which includes a guaranty of interest.

(12)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

(13)	The loan has three one-year extension options at our election. We have notified the lender of our intent to exercise the first of the three remaining one year extensions.

(14)	We and our partners in the Austin Portfolio replaced the unfunded $100 million commitment under a $292.5 million credit facility with $60 million of new senior secured priority financing contributed by the partners. Approximately $14 million of this new financing was used to acquire at a discount and immediately retire third party term loan debt with an $80 million face value. $20 million of the $60 million commitment has been funded by the partners as of March 31, 2009. The remaining commitment will provide an ongoing source of capital for leasing costs and capital improvements. See also Note 15 below.

(15)	The Austin Portfolio bank term loan represents the modified balance under the amended credit agreement after third party term loan debt with a face value of $80 million was acquired at a discount for approximately $14 million and immediately retired. As a result, the previously funded loan of $192.5 million was reduced to $112.5 million. See also Note 14 above.

Thomas Properties Group, Inc.

Supplemental Financial Information

CAPITAL STRUCTURE

(in thousands, except share data)

The following is the capital structure of TPGI as of March 31, 2009:

Debt		Aggregate Principal
Mortgage, other secured, and unsecured loans		$392,484
Company share of unconsolidated debt		375,556

Total combined debt		$768,040

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	25,693,354	$30,318
Operating partnership units (2)	13,813,331	16,300

Total common equity	39,506,685	$46,618

Total consolidated market capitalization		$439,102

Total combined market capitalization (3)		$814,658

(1)	Based on the closing price of $1.18 per share of TPGI common stock on March 31, 2009.

(2)	Includes outstanding operating partnership units not owned by TPGI and vested incentive units as of March 31, 2009.

(3)	Includes TPGI’s share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.

Supplemental Financial Information

OTHER INFORMATION

Principal Corporate Office

Thomas Properties Group, Inc.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Phone: (213) 613-1900

Fax: (213) 633-4760

www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com

Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO

Randall L. Scott	Executive Vice President, Director

John R. Sischo	Executive Vice President, Director

Paul S. Rutter	Executive Vice President and General Counsel

Thomas S. Ricci	Executive Vice President

Diana M. Laing	Chief Financial Officer and Secretary

Robert D. Morgan	Senior Vice President, Accounting and Administration

R. Bruce Andrews	Director

Edward D. Fox	Director

John L. Goolsby	Director

Winston H. Hickox	Director